As filed with the Securities and Exchange Commission on June 28, 1999
                            File No. 333-__________
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                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549
                        ________________________________
                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

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                           PROVIDENT COMPANIES, INC.
               (Exact Name of Issuer as Specified in its Charter)

              Delaware                                      62-1598430
     (State or Other Jurisdiction of                    (I.R.S. Employer
     Incorporation or Organization)                    Identification Number)

                               1 Fountain Square
                          Chattanooga, Tennessee 37402
                                 (423) 755-1011
             (Address, including zip code, and telephone number of
                         Principal Executive Offices)

                  Provident Companies, Inc. Stock Plan of 1999
   Provident Companies, Inc. Non-Employee Director Compensation Plan of 1998
                       Employee Stock Option Plan of 1998
   Amended and Restated Annual Management Incentive Compensation Plan of 1994
                           (Full Titles of the Plans)


               Susan N. Roth                              Copy to:
         Provident Companies, Inc.                   Michael L. Stevens
             1 Fountain Square                      Alston & Bird LLP
       Chattanooga, Tennessee 37402                  One Atlantic Center
              (423) 755-8913                   1201 West Peachtree Street, NW
    (Name, address, including zip code,          Atlanta, Georgia 30309-3424
           and telephone number,                       (404) 881-7546
including area code, of agent for service)

                            _______________________

                        CALCULATION OF REGISTRATION FEE

==============================================================================================================================
                                                                 Proposed                  Proposed
      Title of Securities              Amount to                 Maximum                   Maximum               Amount of
       to be Registered            be Registered (1)          Offering Price              Aggregate          Registration Fee
                                                               Per Unit (2)            Offering Price (2)
------------------------------------------------------------------------------------------------------------------------------

Common Stock, $1.00 par                6,350,000                $42.125                  $267,493,750           $74,363.26
 value per share
==============================================================================================================================

(1) Amount to be registered includes 4,000,000 shares which may be issued pursuant to the Provident Companies, Inc. Stock Plan of 1999, 500,000 shares which may be issued pursuant to the Provident Companies, Inc. Non-Employee Director Compensation Plan of 1998, 350,000 shares which may be issued pursuant to the Employee Stock Option Plan of 1998, and 1,500,000 shares which may be issued pursuant to the Amended and Restated Annual Management Compensation Plan of 1994, plus such additional shares as may be issued by reason of stock splits, stock dividends or similar transactions.
(2) Determined in accordance with Rule 457(h), the registration fee calculation is based on the average of the high and low prices of the Company's Common Stock reported on the New York Stock Exchange on June 23, 1999.

PART I  INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

        The documents constituting Part I of this Registration Statement will be sent or given to participants in the Plans as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended. Upon written or oral request, the Company will provide, without charge, the documents incorporated by reference in
Item 3 of Part II of this Registration Statement. The documents are incorporated by reference in the Section 10(a) prospectus. The Company will also provide, without charge, upon written or oral request, other documents required to be delivered to employees pursuant to Rule 428(b). Requests for the above mentioned information should be directed to Susan N. Roth, Corporate Secretary, at (423) 755-8913.

PART II.  INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference

        The following documents have been filed by Provident Companies, Inc. (the "Company") (File No. 1-11834) with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and are deemed to be a part hereof from the date of the filing of such documents:

        (1) The Company's Annual Report on Form 10-K/A for the fiscal year ended December 31, 1998;

        (2) All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act since December 31, 1998; and

        (3) The description of Common Stock contained in the Company's Registration Statement filed under Section 12 of the Exchange Act, including all amendments or reports filed for the purpose of updating such description.

        All other documents subsequently filed by the Company pursuant to
Section 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or that deregisters all securities that remain unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

     Any statement contained in a document incorporated or deemed incorporated herein by reference shall be deemed to be modified or superseded for the purpose of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is, or is deemed to be, incorporated herein by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.  Not Applicable.

Item 5.  Interests of Named Experts and Counsel.  Not Applicable.

Item 6.  Indemnification of Directors and Officers

        The Company's Certificate of Incorporation and Bylaws provide for indemnification of directors and officers of the Company to the full extent permitted by Delaware law.

        Section 145 of the General Corporation Law of the State of Delaware provides generally that a corporation may indemnify any person who was or is a part or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at its request in such capacity in another corporation or business association, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

        In addition, pursuant to the authority of Delaware law, the Certificate of Incorporation of the Company also eliminates the monetary liability of directors to the fullest extent permitted by Delaware law.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission (the "Commission") such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Item 7.  Exemption from Registration Claimed.  Not Applicable.

Item 8.  Exhibits

         The exhibits listed in the Exhibit Index are filed as part of this Registration Statement.

Item 9.  Undertakings

         (a)  The undersigned Company hereby undertakes:

             (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                 (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                 (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

                 (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

        Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

             (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities being offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) The undersigned Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                         (signatures on following page)

                                   SIGNATURES


        Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chattanooga, State of Tennessee, on June 28, 1999.


                              PROVIDENT COMPANIES, INC.


                              By: /s/ J. Harold Chandler
                                  ----------------------------------
                                      J. Harold Chandler
                                      Chairman of the Board, President and
                                      Chief Executive Officer


                               POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints F. Dean Copeland and Susan N. Roth, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of the, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

          Signatures                                         Title                                 Date
         ------------                                        -----                                 ----

/s/ J. Harold Chandler                          Chairman of the Board, President                  6/10/99
------------------------------------------      and Chief Executive Officer
J. Harold Chandler                              (principal executive officer)


/s/ Thomas R. Watjen                            Vice Chairman and                                 6/10/99
------------------------------------------      Chief Financial Officer
Thomas R. Watjen                                (principal financial officer)


/s/ Ralph A. Rogers, Jr.                        Senior Vice President and                         6/10/99
------------------------------------------      Controller(principal accounting officer)
Ralph A. Rogers, Jr.


/s/ William L. Armstrong                        Director                                          6/10/99
------------------------------------------
William L. Armstrong


/s/ William H. Bolinder                         Director                                          6/11/99
------------------------------------------
William H. Bolinder


          Signatures                                         Title                                 Date
         ------------                                        -----                                 ----

/s/ Charlotte M. Heffner                       Director                                           6/10/99
------------------------------------------
Charlotte M. Heffner

                                               Director                                           -------
------------------------------------------
Hugh B. Jacks

 /s/ Hugh O. Maclellan, Jr.                    Director                                           6/09/99
------------------------------------------
Hugh O.  Maclellan, Jr.

 /s/ A. S. MacMillan                           Director                                           6/22/99
------------------------------------------
 A. S. MacMillan

 /s/ C. William Pollard                        Director                                           6/10/99
------------------------------------------
 C. William Pollard

 /s/ Scott L. Probasco, Jr.                    Director                                           6/11/99
------------------------------------------
 Scott L. Probasco, Jr.

 /s/ Steven S Reinemund                        Director                                           6/10/99
------------------------------------------
 Steven S Reinemund

 /s/ Burton E. Sorensen                        Director                                           6/10/99
------------------------------------------
 Burton E. Sorensen


                                 EXHIBIT INDEX
                                      TO
                      REGISTRATION STATEMENT ON FORM S-8

Exhibit Number                            Description
--------------                            -----------
     3.1           Amended and Restated Certificate of Incorporation (filed as
                   Exhibit 3.1 to the Company's Form 10-K for fiscal year ended 1995, as amended by Certificate of Amendment and incorporated herein by reference)

     3.2 By-Laws (filed as Exhibit 3.2 to the Company's Report on Form 10-Q filed for fiscal year ended September 30, 1998 and incorporated herein by reference)

     5.1           Opinion of Alston & Bird LLP

    23.1           Consent of Alston & Bird LLP (included in Exhibit 5.1)

    23.2           Consent of Ernst & Young LLP

    24.1 Power of Attorney (included on signature page of this Registration Statement)

    99             Acknowledgment of Ernst & Young LLP